EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2) and related Prospectus of iEntertainment Network, Inc. (f/k/a Interactive Magic, Inc.) for the registration of 9,681,692 shares of its common stock and to the use of (i) our report dated February 19, 1999, with respect to the consolidated financial statements of Interactive Magic, Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997 and (ii) our report dated December 3, 1998, except for Note 10, as to which the date is February 12, 1999, with respect to the combined financial statements of Multiplayer Games Network, Inc., Tantalus, Inc. and MPG-Net, Inc. as of October 31, 1998 and December 31, 1997 and for the ten months ended October 31, 1998 and for the year ended December 31, 1997, included therein.


                                                           /s/ Ernst & Young LLP

Raleigh, North Carolina
February 10, 2000